Exhibit 10.1

THIRD FEDERAL SAVINGS ASSOCIATE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

PREAMBLE	1

ARTICLE I DEFINITIONS	2

1.1 Plan Definitions	2
1.2 Interpretation	7

ARTICLE II SERVICE	8

2.1 Special Definitions	8
2.2 Crediting of Hours of Service	8
2.3 Limitations on Crediting of Hours of Service	9
2.4 Department of Labor Rules	10
2.5 Years of Eligibility Service	10
2.6 Years of Vesting Service	10
2.7 Exclusion of Vesting Service Completed Following a Break for Determining Vested Interest in Prior Accrued Benefit	11
2.8 Crediting of Hours of Service with Respect to Short Computation Periods	11
2.9 Crediting of Service on Transfer or Amendment	12
2.10 Crediting of Service to Leased Employees	12

ARTICLE III ELIGIBILITY	13

3.1 Eligibility	13
3.2 Transfers of Employment	13
3.3 Reemployment	13
3.4 Notification Concerning New Eligible Employees	13
3.5 Effect and Duration	13

ARTICLE IV EMPLOYER CONTRIBUTIONS	14

4.1 Employer Contributions	14
4.2 Contributions for Stock Obligations	14
4.3 Allocation of Employer Contributions	14
4.4 Verification of Amount of Employer Contributions by the Sponsor	16
4.5 Payment of Employer Contributions	16
4.6 Allocation Requirements for Employer Contributions	16
4.7 Exceptions to Allocation Requirements for Employer Contributions	16
4.8 Vesting of Employer Contributions	16
4.9 Election of Former Vesting Schedule	17
4.10 Vesting Upon Change in Control	17

i

ARTICLE V LIMITATIONS ON CONTRIBUTIONS AND ANNUAL ADDITIONS	19

5.1 Limitations on Annual Additions	19
5.2 Effect of Limitations	21
5.3 Limitations as to Certain Participants	21
5.4 Erroneous Allocations	21

ARTICLE VI TRUST FUNDS AND ACCOUNTS	23

6.1 Employer Stock Fund	23
6.2 Investment Fund	23
6.3 Suspense Fund	23
6.4 Income on Trust	23
6.5 Accounts	23
6.6 Sub-Accounts	24

ARTICLE VII DEPOSIT AND INVESTMENT OF CONTRIBUTIONS	25

7.1 Deposit of Contributions	25
7.2 Acquisition of Stock	25
7.3 Special Diversification Election	26

ARTICLE VIII SPECIAL ESOP PROVISIONS	26

8.1 Dividends on Stock	26
8.2 Voting and Tendering of Stock	27
8.3 Right of First Refusal	28
8.4 “Put” Option	28
8.5 Other Options	29
8.6 Nonterminable Protections and Rights	29
8.7 Special Distribution and Payment Requirements	30

ARTICLE IX CREDITING AND VALUING ACCOUNTS	31

9.1 Crediting Accounts	31
9.2 Valuing Accounts	31
9.3 Plan Valuation Procedures	31
9.4 Independent Appraisals	32
9.5 Finality of Determinations	32
9.6 Notification	32

ARTICLE X TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE	33

10.1 Termination of Employment and Settlement Date	33
10.2 Separate Accounting for Non-Vested Amounts	33
10.3 Disposition of Non-Vested Amounts	33
10.4 Treatment of Forfeited Amounts	34
10.5 Recrediting of Forfeited Amounts	34

ARTICLE XI DISTRIBUTIONS	35

11.1 Distributions to Participants	35
11.2 Distributions to Beneficiaries	35
11.3 Participant Consent	35
11.4 Required Commencement of Distribution	36
11.5 Reemployment of a Participant	36
11.6 Restrictions on Alienation	36
11.7 Facility of Payment	36
11.8 Inability to Locate Payee	37
11.9 Distribution Pursuant to Qualified Domestic Relations Orders	37

ARTICLE XII FORM OF PAYMENT	38

12.1 Form of Payment	38
12.2 Direct Rollover	38
12.3 Notice Regarding Forms of Payment	39

ARTICLE XIII BENEFICIARIES	40

13.1 Designation of Beneficiary	40
13.2 Spousal Consent Requirements	40

ARTICLE XIV ADMINISTRATION	41

14.1 Authority of the Sponsor	41
14.2 Discretionary Authority	41
14.3 Action of the Sponsor	41
14.4 Claims Review Procedure	42
14.5 Qualified Domestic Relations Orders	43
14.6 Indemnification	43
14.7 Actions Binding	43

ARTICLE XV AMENDMENT AND TERMINATION	44

15.1 Amendment	44
15.2 Limitation on Amendment	44
15.3 Termination	44
15.4 Reorganization	45
15.5 Withdrawal of an Employer	45
15.6 Termination Upon Change in Control	45

ARTICLE XVI ADOPTION BY OTHER ENTITIES	46

16.1 Adoption by Related Companies	46
16.2 Effective Plan Provisions	46

ARTICLE XVII MISCELLANEOUS PROVISIONS	47

17.1 No Commitment as to Employment	47
17.2 Benefits	47
17.3 No Guarantees	47
17.4 Expenses	47
17.5 Precedent	47
17.6 Duty to Furnish Information	47
17.7 Merger, Consolidation, or Transfer of Plan Assets	47
17.8 Back Pay Awards	48
17.9 Condition on Employer Contributions	48
17.10 Return of Contributions to an Employer	48
17.11 Validity of Plan	48
17.12 Trust Agreement	49
17.13 Parties Bound	49
17.14 Application of Certain Plan Provisions	49
17.15 Merged Plans	49
17.16 Transferred Funds	49
17.17 Veterans Reemployment Rights	50
17.18 Delivery of Cash Amounts	50
17.19 Written Communications	50

ARTICLE XVIII TOP HEAVY PROVISIONS	51

18.1 Definitions	51
18.2 Applicability	53
18.3 Minimum Employer Contribution	53
18.4 Accelerated Vesting	54

PREAMBLE

The Third Federal Savings Associate Stock Ownership Plan is hereby established effective as of January 1, 2006. The Plan is intended to qualify as a stock bonus plan under Code Section 401(a) and to meet the requirements of Code Section 4975(e)(7). The Plan is designed to invest primarily in qualifying employer securities and is designated as a leveraged employee stock ownership plan. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

ARTICLE I

DEFINITIONS

1.1	Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VI.

The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant’s “Benefit Payment Date” means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A “Break in Service” means any “computation period” (as defined in Section 2.1 for purposes of determining years of Vesting Service) during which a person completes fewer than 501 Hours of Service except that no person shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Company” means TFS Financial Corporation, the holding company of the Sponsor, and any successor entity that succeeds to the business of the Company.

The “Compensation” of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings), but excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.

Notwithstanding the foregoing, Compensation shall not include the following:

•	the value of any qualified or non-qualified stock option or restricted stock granted to the Participant by his Employer to the extent such value is includible in the Participant’s taxable income, including upon vesting.

•	executive deferred compensation amounts.

In addition to the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant’s election to defer payment of such amount under Code Section 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $200,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

“Disabled” means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least 12 months. A Participant shall be considered Disabled only if the Administrator determines he is Disabled based on a written certificate of a physician acceptable to it.

The “Early Retirement Date” of an employee means the date on which (i) he has attained at least age 55 and (ii) his years of age and Service Years (each to the nearest 1/12th of a year) total at least 90.

An “Eligible Employee” means any Employee who has met the eligibility requirements of Section 3.1 to participate in the Plan.

The “Eligibility Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An “Employee” means any person who is classified by an Employer, in accordance with its payroll records, as an employee of the Employer, other than any such person who is either (i) covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan or (ii) a nonresident alien who does not receive United States source income. Any individual who is not treated by an Employer as a common law employee of the Employer shall be excluded from Plan participation even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

An “Employer” means the Sponsor, Third Cap Associates, Inc., and any other entity which has adopted the Plan as may be provided under Article XVI.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan as may be provided under Article IV or Article XVIII.

The “Employer Stock Fund” means the fund maintained by the Trustee for the Plan and referred to in Section 6.1.

An “Enrollment Date” means the first day of each Plan Year or the first date thereafter on which an Employee first completes an Hour of Service.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

“415 Compensation” means wages, as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source, any elective deferral as defined in Section 402(g)(3) of the Code, and any amount which is contributed or deferred by an Employer at the election of the Participant and which is not includible in gross income of the Participant by reason of Section 125 of the Code. In addition, “415 Compensation” shall include elective amounts that are not includible in the gross income of an Employee by reason of Section 132(f)(4) of the Code. However, 415 Compensation in excess of $200,000 (as indexed) shall be disregarded for all Participants. The $200,000 limit shall be adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code, effective for the Plan Year which begins within the applicable calendar year. For purposes of the applicable limit, 415 Compensation shall be prorated over short Plan Years.

A “Highly Compensated Employee” means any Employee or former Employee who is a “highly compensated active employee” or a “highly compensated former employee” as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look back year” in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)).

A “highly compensated former employee” includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer or any Related Company during the Plan Year, and (3) was a “highly compensated active employee” for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(a)	An employee’s “compensation” means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

(b)	The “look back year” means the 12-month period immediately preceding the Plan Year.

An “Hour of Service” with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

The “Investment Fund” means the fund maintained by the Trustee for the Plan and referred to in Section 6.2.

The “Normal Retirement Date” of an employee means the date he attains age 65.

A “Participant” means any person who has an Account in the Trust.

The “Plan” means the Third Federal Savings Associate Stock Ownership Plan, as from time to time in effect.

A “Plan Year” means the 12-consecutive-month period ending December 31, 2006 and each December 31 thereafter.

A “Related Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.

A Participant’s “Required Beginning Date” means the following:

(a)	for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) Settlement Date.

(b)	for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “five percent owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

The “Service Years” of a Participant means his period of service with the Employers measured from his “hire date” or “adjusted hire date,” as the case may be, as shown in the Sponsor’s records.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article X.

The “Sponsor” means Third Federal Savings and Loan Association of Cleveland, and any successor thereto.

“Stock” means shares of the Company’s voting common stock or preferred stock meeting the requirements of Section 409(l) of the Code issued by an Employer which is a member of the same controlled group of corporations within the meaning of Code Section 414(b).

A “Stock Obligation” means an indebtedness arising from any extension of credit to the Plan or the Trust which satisfies the requirements set forth in Section 7.2 and which was obtained for any or all of the following purposes:

(a)	to acquire qualifying Employer securities as defined in Treasury Regulation §54.4975-12;

(b)	to repay such Stock Obligation; or

(c)	to repay a prior exempt loan.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account that is maintained as provided in Article VI.

The “Trust” means the trust maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto.

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the Employer Stock Fund and the Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the Employer Stock Fund and the Investment Fund; provided, however, that the Employer Stock Fund and the Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually.

The “Vesting Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Account.

1.2	Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1	Special Definitions

For purposes of this Article, the following terms have the following meanings.

A “break in service” means any “computation period” (for purposes of determining Eligibility Service) during which a person completes fewer than 501 Hours of Service except that no person shall incur a “break in service” solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

A “computation period” for purposes of determining an employee’s years of Eligibility Service means (i) the 12-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each Plan Year beginning after such date.

A “computation period” for purposes of determining an employee’s years of Vesting Service means each Plan Year.

A “maternity/paternity absence” means a person’s absence from employment with an Employer or a Related Company because of the person’s pregnancy, the birth of the person’s child, the placement of a child with the person in connection with the person’s adoption of the child, or the caring for the person’s child immediately following the child’s birth or adoption. A person’s absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

2.2	Crediting of Hours of Service

A person shall be credited with an Hour of Service for:

(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight time hours.

(b)	Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)

Each hour for which he would have been scheduled to work for an Employer or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.

(e)	Solely for purposes of determining whether a person who is on a “maternity/paternity absence” has incurred a Break in Service or a “break in service”, as applicable, for a “computation period”, Hours of Service shall include those hours with which such person would otherwise have been credited but for such “maternity/paternity absence”, or shall include eight Hours of Service for each day of “maternity/paternity absence” if the actual hours to be credited cannot be determined; except that not more than the minimum number of hours required to prevent a Break in Service or a “break in service”, as applicable, shall be credited by reason of any “maternity/paternity absence”; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the “computation period” in which the absence from employment begins, if such person otherwise would incur a Break in Service or a “break in service”, as applicable, in such “computation period”, or, in any other case, to the immediately following “computation period”.

(f)	Solely for purposes of determining whether he has incurred a Break in Service or a “break in service”, as applicable, each hour for which he would have been scheduled to work for an Employer or a Related Company during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an employee under this paragraph if the employee fails to return to employment with an Employer or a Related Company following such leave.

Except as may be otherwise specifically provided with respect to certain predecessor employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company.

2.3	Limitations on Crediting of Hours of Service

In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

(a)	An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically related expenses incurred by him.

(c)	A payment shall be deemed to be made by or due from an Employer or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d)	No more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single “computation period”), unless no duties are performed due to service with the armed forces of the United States for which the person retains reemployment rights as provided in paragraph (c) of Section 2.2.

2.4	Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b 2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.5	Years of Eligibility Service

Years of Eligibility Service shall be determined in accordance with the following provisions:

(a)	An employee shall be credited with a year of Eligibility Service for each “computation period” in which he completes at least 1,000 Hours of Service.

(b)	Notwithstanding the provisions of paragraph (a), the following service shall not be included in determining an employee’s years of Eligibility Service:

(i)	Service completed by the employee prior to January 1, 2006, the effective date of the Plan,

(ii)	Service completed by an employee prior to a “break in service” unless either

(A)	the employee had a nonforfeitable right to any portion of his Account, before his “break in service” commenced, or

(B)	the number of his consecutive “breaks in service” is fewer than the greater of five or the aggregate number of his years of Eligibility Service before his “break in service” commenced.

2.6	Years of Vesting Service

Years of Vesting Service shall be determined in accordance with the following provisions:

(a)	An employee shall be credited with a year of Vesting Service for each “computation period” during which he completes at least 1,000 Hours of Service.

(b)	Notwithstanding the provisions of paragraph (a), the following service shall not be included in determining an employee’s years of Vesting Service:

(i)	Service completed by the employee and credited to him prior to January 1, 2006, the effective date of the Plan.

(ii)	Service completed by an employee prior to a Break in Service, unless either

(A)	the employee had a nonforfeitable right to any portion of his Account before his Break in Service commenced, or

(B)	the number of his consecutive Breaks in Service is fewer than the greater of five or the aggregate number of his years of Vesting Service before his Break in Service commenced.

2.7	Exclusion of Vesting Service Completed Following a Break for Determining Vested Interest in Prior Accrued Benefit

Notwithstanding any other provision of the Plan to the contrary, Vesting Service completed by an Employee after a Break in Service shall not be included in determining his vested interest in his Account attributable to employment prior to such Break in Service if the number of his consecutive Breaks in Service is five or more.

2.8	Crediting of Hours of Service with Respect to Short Computation Periods

The following provisions shall apply with respect to crediting Hours of Service with respect to any short “computation period”:

(a)	For purposes of this Article, the following terms have the following meanings:

(i)	An “old computation period” means any “computation period” that ends immediately prior to a change in the “computation period”.

(ii)	A “short computation period” means any “computation period” of fewer than 12 consecutive months.

(b)	Notwithstanding any other provision of the Plan to the contrary, no person shall incur a Break in Service or a “break in service”, as applicable, for a short “computation period” solely because of such short “computation period”.

(c)

For purposes of determining the years of Eligibility Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but shall include the 12-consecutive-month period ending on the last day of the “short computation period” and the 12-consecutive-month period ending on the first anniversary of the last day of the “old computation period”; provided, however, that no more than one year of Eligibility Service shall be credited to an Employee with respect to such periods.

(d)	For purposes of determining the years of Vesting Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but if an Employee completes at least 1,000 Hours of Service in the 12-consecutive-month period beginning on the first day of the “short computation period”, such Employee shall be credited with a year of Vesting Service for such 12-consecutive-month period.

2.9	Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service is credited based on elapsed time in accordance with Treasury Regulations Section 1.410(a)-7 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service on the basis of elapsed time in accordance with Treasury Regulations Section 1.410(a)-7, an affected Employee shall be credited with Eligibility Service and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

2.10	Crediting of Service to Leased Employees

Notwithstanding any other provision of the Plan to the contrary, a “leased employee” working for an Employer or a Related Company (other than an “excludable leased employee”) shall be considered an employee of such Employer or Related Company for purposes of Eligibility and Vesting Service crediting under the Plan, but shall not be eligible to participate in the Plan. Such “leased employee” shall also be considered an employee of such Employer or Related Company for purposes of applying Code Sections 401(a)(3), (4), (7), and (16), and 408(k), 415, and 416.

A “leased employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any “leased employee” of the “recipient” who is covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” (other than employees who perform substantially all of their services for the “leasing organization” or whose compensation from the “leasing organization” in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that “leased employees” do not constitute more than 20 percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a “leased employee” by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

ARTICLE III

ELIGIBILITY

3.1	Eligibility

Each Employee shall become an Eligible Employee as of the Enrollment Date for the Plan Year in which he has both attained age 18 and completed one year of Eligibility Service.

3.2	Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, (a) he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3	Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee, if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5	Effect and Duration

Upon becoming an Eligible Employee, an Employee shall be entitled to receive allocations of Employer Contributions in accordance with the provisions of Article IV (provided he meets any applicable requirements thereunder). He shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to participate in Employer Contributions only so long as he continues employment as an Employee.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

4.1	Employer Contributions

Each Employer shall make an Employer Contribution for the Plan Year in such amount, if any, as the Board of Directors of the Sponsor shall determine by action specifying the amount of such contribution and the Plan Year for which it is being made.

4.2	Contributions for Stock Obligations

If the Trustee, upon instructions from the Sponsor, incurs any Stock Obligations upon the purchase of Stock, the Employers may contribute Employer Contributions for each Plan Year an amount sufficient to cover all payments of principal and interest as they come due under the terms of the Stock Obligations. If there is more than one Stock Obligation, the Employers shall designate the one to which any contribution is to be applied. Investment earnings realized on Employer Contributions and any dividends paid on Stock held in the Suspense Fund, shall be applied on the Stock Obligation related to that Stock, subject to Section 8.1.

In each Plan Year in which Employer Contributions, earnings on contributions, or dividends on unallocated Stock are used as payments under a Stock Obligation, a certain number of shares of the Stock acquired with that Stock Obligation which is then held in the Suspense Fund shall be released for allocation among the Participants. The number of shares released shall bear the same ratio to the total number of those shares that held in the Suspense Fund (prior to the release) as (i) the principal and interest payments made on the Stock Obligation in the current Plan Year bears to (ii) the sum of (i) above, and the remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy the Stock Obligation.

At the direction of the Sponsor, the current and projected payments of interest under a Stock Obligation may be disregarded in calculating the number of shares to be released in each year if (i) the Stock Obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the interest included in any payments is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables, and (iii) the term of the Stock Obligation, by reason of renewal, extension, or refinancing, has not exceeded 10 years from the original acquisition of the Stock.

4.3	Allocation of Employer Contributions

Any Employer Contribution made by an Employer for a Plan Year and deposited in the Employer Stock Fund or Investment Fund shall be allocated among its Eligible Employees during the Plan Year who have met the allocation requirements for Employer Contributions described in this Article.

For each of the Plan Years ending on December 31, 2006, and December 31, 2007, the allocable amount for each such Eligible Employee shall be the amount shown in the table below, based on the Eligible Employee’s number of full Service Years determined as of the last day of the Plan Year for which the allocation is made:

Service Years	Allocable Amount
20 years or more	$15,000
15-19 years	$12,000
10-14 years	$11,000
5-9 years	$10,000
4 years	$9,000
3 years	$8,000
2 years	$7,000
1 year	$6,000
Less than 1 year	$5,000

An Eligible Employee’s Service Years are measured from the Eligible Employee’s “adjusted service date” as shown on the Sponsor’s records, without rounding of any kind.

In the event that Employer Contributions made pursuant to Section 4.1 for such a Plan Year are not sufficient to fund the allocation described herein for that Plan Year, the allocation for each Eligible Employee shall be reduced proportionately. In the event that Employer Contributions made pursuant to Section 4.1 for such a Plan Year exceed the amount necessary to fund the allocations described herein for that Plan Year, the allocation for each Eligible Employee shall be increased proportionately.

For Plan Years ending after December 31, 2007, the allocable share of each such Eligible Employee shall be a uniform amount, determined by dividing the amount of the Employer Contribution for the Plan Year by the number of Eligible Employees who are eligible to receive an allocation for the Plan Year.

With respect to Employer Contributions deposited in the Suspense Fund and any dividends on Stock held in the Suspense Fund which result in the release of Stock from the Suspense Fund, the Stock so released shall be allocated in the same manner as other Employer Contributions for the Plan Year.

4.4	Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

4.5	Payment of Employer Contributions

Employer Contributions made for a Plan Year shall be paid in cash or in Stock to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

4.6	Allocation Requirements for Employer Contributions

A person who was an Eligible Employee during a Plan Year shall be eligible to receive an allocation of Employer Contributions for such Plan Year only if (i) he is employed by an Employer or a Related Company on the last day of the Plan Year and (ii) he has completed at least 1,000 Hours of Service during the Plan Year. The number of Hours of Service required to receive an allocation of Employer Contributions hereunder shall be pro-rated for any short Plan Year.

4.7	Exceptions to Allocation Requirements for Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the last day and annual service allocation requirements described above shall not apply to a person who during the Plan Year

(i)	first becomes Disabled, or

(ii)	terminates employment on or after his Normal Retirement Date or by reason of death

4.8	Vesting of Employer Contributions

A Participant’s vested interest in Employer Contributions allocated to his Account for the Plan Year ending December 31, 2006, shall be zero percent until the Participant has completed five years of Vesting Service at which time his vested interest in such amount be 100 percent. A Participant’s vested interest in Employer Contributions allocated to his Account for Plan Years beginning after December 31, 2006, shall be determined under the following table:

Years of Vesting Service	Nonforfeitable Vested Percentage
less than 2	0%
2	25%
3	50%

4	75%
5 or more	100%

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, his Early Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Account shall be 100 percent.

4.9	Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Account on the effective date of such an amendment shall not be less than his vested interest in his Account immediately prior to the effective date of the amendment.

4.10	Vesting Upon Change in Control

The Participant’s interest in his Account shall fully vest in the event of a “Change in Control” of the Association or the Company. For these purposes, “Change in Control” shall mean an event of a nature that (i) would be required to be reported in response to Item 1a of the current report on From 8-K, as in effect on September 30, 2006, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the “BHCA”); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “Person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Association or the Company representing 25% or more of the Association’s or the Company’s outstanding securities except for any securities of the Association purchased by the Company in connection with the conversion of the Association to the stock form and any securities purchased by the Association’s employee stock ownership plan and trust; or (b) individuals who constitute the Board on September 30, 2006 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, however, that this clause (b) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency of a conservator or receiver for the Association; and provided, further, that, any person becoming a director subsequent to [September 30], 2006 whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent

Board, shall be, for purposed of this clause (b), considered as through he were a member of the Incumbent Board; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company, or similar transaction in which the Association or Company is not the surviving institution occurs. Notwithstanding anything to the contrary herein, neither the initial or any secondary stock offering of the Company nor the conversion of Third Federal Savings and Loan Association of Cleveland, MHC to stock form in a second step conversion and stock offering will be considered a Change in Control hereunder.

ARTICLE V

LIMITATIONS ON CONTRIBUTIONS AND ANNUAL ADDITIONS

5.1	Limitations on Annual Additions

Notwithstanding any other provision of the Plan to the contrary, allocation of Employer Contributions and forfeitures for any Plan Year shall be subject to the following:

(a)	If allocation of Employer Contributions in accordance with Section 4.3 will result in an allocation of more than one-third the total contributions for a Plan Year to the Accounts of Highly Compensated Employees, then allocation of such amount shall be adjusted so that such excess will not occur.

(b)	After adjustment, if any, required by the paragraph, (a) the annual additions during any Plan Year to any Participant’s account under this and any other defined contribution plan maintained by an Employer or a Related Company (adjusted as provided in Section 415(h) of the Code) shall not exceed the lesser of $40,000 (or such other dollar amount which results from cost-of-living adjustment under Section 415(d) of the Code) (the “Dollar limitation”) or 100 percent of the Participant’s 415 Compensation for such limitation year (the “percentage limitation”). The percentage limitation shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition. In the event that annual additions exceed the aforesaid limitations, they shall be reduced in the following priority:

(i)	Any excess amounts at the end of the Plan Year that cannot be allocated to the Participant’s Account shall be reallocated to the remaining Participants who are eligible for an allocation of Employer Contribution for the Plan Year. The reallocation shall be made in accordance with Section 4.3 as if the Participant whose Account otherwise would receive the excess amount is not eligible for an allocation of Employer Contributions.

(ii)	If the allocation or reallocation of the excess amounts causes the limitations of Section 415 of the Code to be exceeded with respect to each Participant for the limitation year, then the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next limitation year and each succeeding limitation year if necessary.

(iii)	If a suspense account is in existence at any time during a limitation year, it will not participate in any allocation of investment gains and losses. All amounts held in suspense accounts must be allocated to Participants’ Accounts before any contributions may be made to the Plan for the limitation year.

(iv)	If a suspense account exists at the time of Plan termination, amounts held in the suspense account that cannot be allocated shall revert to the Sponsor.

(c)	For purposes of this Section 5.1, the “annual addition” to a Participant’s Accounts means the sum of (i) Employer Contributions, (ii) Employee contributions, if any, and (iii) forfeitures. Annual additions to a defined contribution plan also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by an Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee under a welfare benefit fund, as defined in Section 419A(d) of the Code, maintained by an Employer. For these purposes, annual additions to a defined contribution plan shall not include the allocation of the excess amounts remaining in the Suspense Fund subsequent to a sale of Stock from such fund.

(d)	Notwithstanding the foregoing, if no more than one-third of the Employer Contributions to the Plan for a year which are deductible under Section 404(a)(9) of the Code are allocated to Highly Compensated Employees, the limitations imposed herein shall not apply to:

(i)	forfeitures of Employer securities (within the meaning of Section 409 of the Code) under the Plan if such securities were acquired with the proceeds of a loan described in Section 404(a)(9)(A) of the Code), or

(ii)	Employer Contributions to the Plan which are deductible under Section 404(a)(9)(B) of the Code and charged against a Participant’s Account.

(e)	For purposes of this Section 5.1, in the event Employer Contributions are applied to repay a Stock Obligation resulting in the release of shares of Stock from the Suspense Fund for allocation to the Accounts of Participants, a Participant’s annual addition for the limitation year based on the allocated shares of Stock shall be calculated as the lesser of (i) the amount of the Employer Contributions allocable to the Participant which is used to repay a Stock Obligation and (ii) the fair market value of the shares of Stock credited to the Participant’s Account resulting from the application of such Employer Contributions to the repayment of the Stock Obligation.

(f)

If the Employer contributes amounts on behalf of Employees covered by this Plan to other “defined contribution plans” as defined in Section 3(34) of ERISA, the limitations on annual additions provided in this Section shall be applied to annual additions in the aggregate to this Plan and to such other plans. If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in this Section 5.1, such excess shall be reduced first by returning or forfeiting, as provided under the applicable defined contribution plan, the contributions last allocated to the Participant’s accounts for the limitation year under all such defined contribution plans, and, to the extent such contributions are returned to the Participant, the income attributable thereto. If contributions are allocated to the defined contribution plans as of the same date, any excess shall be allocated to this Plan.

(g)	A limitation year shall mean each 12 consecutive month period beginning each January 1.

5.2	Effect of Limitations

The Sponsor shall take whatever action may be necessary from time to time to assure compliance with the limitation set forth in Section 5.1. Where the limitations of Section 5.1 would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants’ compensation, or there is an amount of forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be corrected in accordance with paragraph (b) of Section 5.1.

5.3	Limitations as to Certain Participants

Aside from the limitations set forth in Section 5.1, if the Plan acquires any Stock in a transaction as to which a selling shareholder or the estate of a deceased shareholder is claiming the benefit of Section 1042 of the Code, none of such Stock, and no other assets in lieu of such Stock, shall be allocated to the Accounts of certain Participants in order to comply with Section 409(n) of the Code.

This restriction shall apply at all times to a Participant who owns (taking into account the attribution rules under Section 318(a) of the Code, without regard to the exception for employee plan trusts in Section 318(a)(2)(B)(i) more than 25 percent of any class of stock of a corporation which issued the Stock acquired by the Plan, or another corporation within the same controlled group, as defined in Section 409(l)(4) of the Code (any such class of stock hereafter called a “Related Class”). For this purpose, a Participant who owns more than 25 percent of any Related Class at any time within the one year preceding the Plan’s purchase of the Stock shall be subject to the restriction as to all allocations of the Stock, but any other Participant shall be subject to the restriction only as to allocations which occur at a time when he owns more than 25 percent of any Related Class.

Further, this restriction shall apply to the selling shareholder claiming the benefit of Section 1042 and any other Participant who is related to such a shareholder within the meaning of Section 267(b) of the Code, during the period beginning on the date of sale and ending on the later of (1) the date that is ten years after the date of sale, or (2) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with the sale.

This restriction shall not apply to any Participant who is a lineal descendant of a selling shareholder if the aggregate amounts allocated under the Plan for the benefit of all such descendants do not exceed five percent of the Stock acquired from the shareholder.

5.4	Erroneous Allocations

No Participant shall be entitled to any annual addition or other allocation to his Account in excess of those permitted under this Article. If it is determined at any time that the

Administrator and/or Trustee have erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating investment adjustments, or in excluding or including any person as a Participant, then the Administrator shall determine the manner in which such error shall be corrected and shall promptly advise the Trustee in writing of such error and of the method for correcting such error. The Accounts of any of all Participants may be revised, if necessary, in order to correct such error.

ARTICLE VI

TRUST FUNDS AND ACCOUNTS

6.1	Employer Stock Fund

The Trustee shall establish a Trust Fund, herein referred to as the Employer Stock Fund, to hold and administer any Stock which is an asset of the Trust, except any Stock held in the Suspense Fund. The Employer Stock Fund shall be held and administered as a separate fund. The interest of each Participant or Beneficiary under the Plan in the Employer Stock Fund shall be accounted for in shares of Stock.

6.2	Investment Fund

The Trustee shall establish a Trust Fund, herein referred to as the Investment Fund, to hold and administer any assets of the Trust other than Stock and other than assets held in the Suspense Fund. Notwithstanding the above, assets from the Investment Fund may be used to purchase Stock in the open market or otherwise, and shares so purchased shall be allocated to a Participant’s Account.

6.3	Suspense Fund

The Trustee shall establish a Trust Fund, herein referred to as the Suspense Fund, to hold and administer any Stock which is pledged as collateral for a Stock Obligation under Section 7.2. No Participant or Beneficiary shall have an interest in the Suspense Fund. Subject to the provisions of Section 9.4, the assets of the Suspense Fund shall be valued at fair market value as of each Valuation Date. In any Plan Year that any Stock is no longer required to be pledged as collateral for such a loan, the Trustee shall release such Stock from encumbrance in the Suspense Fund and shall transfer it to the Employer Stock Fund as of the last day of such Plan Year. Subject to the provisions of Section 8.1 relating to the use of dividends on Stock allocated to a Participant’s Account, any Stock so released and transferred shall be allocated in the same proportions and manner as Employer Contributions for such Plan Year as set forth in Section 4.3.

6.4	Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

6.5	Accounts

As of the first date a contribution is made on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

6.6	Sub-Accounts

A Participant’s Account may be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust. There shall be maintained for each Participant a Stock Sub-Account, to reflect his interest in Stock held in the Employer Stock Fund, and an Investment Sub-Account to reflect his interest in the Investment Fund. Moreover, Sub-Accounts shall also be maintained to the extent necessary to reflect the vested interest of a Participant in Employer Contributions allocated to his Account based upon the Plan Year for which the Employer Contribution is made, as described in Section 4.8.

ARTICLE VII

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

7.1	Deposit of Contributions

All contributions shall be deposited by the Trustee upon receipt in the Employer Stock Fund, the Investment Fund, or the Suspense Fund, as the Sponsor shall direct; provided, however, that for all Plan purposes the contributions for each Plan Year which are deposited by the Trustee in the Employer Stock Fund, the Investment Fund, or the Suspense Fund shall be deemed to have been deposited as of the last day of such Plan Year.

7.2	Acquisition of Stock

From time to time the Sponsor may, in its sole discretion, direct the Trustee to acquire Stock from the Company or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Stock no more than its fair market value, which shall be determined conclusively by the Sponsor pursuant to Article IX. The Sponsor may direct the Trustee to finance the acquisition of Stock by incurring or assuming indebtedness to the seller or another party which indebtedness shall be called a “Stock Obligation.” The term “Stock Obligation” shall refer to a loan made to the Plan by a disqualified person within the meaning of Section 4975(e)(2) of the Code, or a loan to the Plan which is guaranteed by a disqualified person. A Stock Obligation includes a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of a tax-qualified employee stock ownership plan under Section 4975(e)(7) of the Code (“ESOP”). For these purposes, the term “guarantee” shall include an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law. An amendment of a Stock Obligation in order to qualify as an “exempt loan” is not a refinancing of the Stock Obligation or the making of another Stock Obligation. The term “exempt loan” refers to a loan that satisfies the provisions of this Section. A “non-exempt” loan fails to satisfy this Section. Any Stock Obligations shall be subject to the following conditions and limitations:

(a)	A Stock Obligation shall be for a specific term, shall not be payable on demand except in the event of default, and shall bear a reasonable rate of interest.

(b)	A Stock Obligation may, but need not, be secured by a collateral pledge of either the Stock acquired in exchange for the Stock Obligation, or the Stock previously pledged in connection with a prior Stock Obligation which is being repaid with the proceeds of the current Stock Obligation. No other assets of the Plan and Trust may be used as collateral for a Stock Obligation, and no creditor under the Stock Obligation shall have any right or recourse to any Plan and Trust assets other than Stock remaining subject to a collateral pledge.

(c)	Any pledge of Stock to secure a Stock Obligation must provide for a release of pledged Stock in connection with payments on the Stock Obligation in the ratio prescribed in Section 4.2.

(d)	Repayment of principal and interest on any Stock Obligation shall be made by the Trustee only from Employer cash contributions designated for such payments, from earnings on such contributions, and from cash dividends received on Stock, in the last case, however, subject to the further requirements of Section 8.1.

(e)	In the event of default of a Stock Obligation, the value of Plan assets transferred in satisfaction of the Stock Obligation must not exceed the amount of the default. If the lender is a disqualified person within the meaning of Section 4975 of the Code, a Stock Obligation must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of said Stock Obligation. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

7.3	Special Diversification Election

A Participant who has attained age 55 and who at least five years of Vesting Service shall be permitted to elect the transfer of all or any portion of his Account to the Third Federal Savings 401(k) Plan (the “401(k) Plan”) which offers at least three investment options satisfying the requirements of the regulations under Section 404(c) of ERISA, within 90 days after the last day of each Plan Year. The Participant’s election shall be provided to the Sponsor in writing and shall be effective no later than 180 days after the close of the Plan Year to which the election applies. In the event a Participant makes such an election, the Trustee shall transfer the portion of the Participant’s Account that is covered by the election within 90 days after the last day of the period during which the election can be made. Stock transferred pursuant to this Section shall be charged against his Account.

ARTICLE VIII

SPECIAL ESOP PROVISIONS

8.1	Dividends on Stock

Dividends on Stock which are received by the Trustee in the form of additional Stock shall be retained in the Employer Stock Fund or Suspense Fund in accordance with their holdings of the Stock on which the dividends have been paid.

The Company at the Sponsor’s direction shall pay any cash dividends on Stock held in the Employer Stock Fund:

(a)	to the Trustee to be credited to Accounts in accordance with 9.3 and invested as part of the Investment Fund,

(b)	directly to Participants and Beneficiaries in proportion to their respective interests in the Employer Stock Fund as of the record date for such dividends, as described in Section 404(k) of the Code,

(c)	to the Trustee for distribution to the Participants and Beneficiaries in proportion to their respective interests in the Employer Stock Fund as of the record date for such dividends,

which distribution shall be made not later than 90 days after the close of the Plan Year in which paid, as described in Section 404(k) of the Code, or

(d)	to the Trustee to be used to make payments on a Stock Obligation the proceeds of which were used to acquire the Stock.

If dividends on Stock allocated to a Participant’s Account are used to repay the Stock Obligation, Stock with a fair market value equal to the dividends so used must be allocated to such Participant’s Account in lieu of the dividends.

If dividends are paid to the Trustee in accordance with paragraph (a) of this Section, each Participant or Beneficiary with a Stock Sub-Account on the ex-dividend date for such dividend shall have the right to elect irrevocably whether such dividends (i) will, not later than 90 days after the close of the Plan Year in which the dividends are paid to the Trust, be paid in cash to the Participant or Beneficiary, or (ii) will remain in the Participant or Beneficiary’s Account and be reinvested in qualifying Employer securities as defined in Treasury Regulation §54.4975-12 through the Employer Stock Fund. Any dividends so reinvested shall be fully vested and nonforfeitable, and a Sub-Account may be maintained to reflect such amounts. For purposes of the election described herein, a Participant or Beneficiary shall be given a reasonable opportunity before a dividend is paid or distributed to the Participant or Beneficiary in which to make such election; a Participant or Beneficiary shall have a reasonable opportunity to change such election at least annually; and if there is a change in the Plan terms governing the manner in which dividends are paid or distributed to Participants or Beneficiaries, a Participant or Beneficiary shall be given a reasonable opportunity to make an election under the new terms prior to the date on which the first dividend subject to the new terms is paid or distributed. If a Participant or Beneficiary fails to make an affirmative election, one of the options offered may be treated as a default election, as the Sponsor shall determine.

Dividends on Stock held in the Suspense Fund which are received by the Trustee in the form of cash shall be deposited and held in the Suspense Fund, and such dividends shall be applied as soon as practicable to payments of principal and interest under the Stock Obligation incurred with the purchase of the Stock.

8.2	Voting and Tendering of Stock

The Trustee generally shall vote all shares of Stock held under the Plan in accordance with the written instructions of the Sponsor. However, if any Employer has registration-type class of securities within the meaning of Section 409(e)(4) of the Code, or if a matter submitted to the holders of the Stock involves a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of an entity, then (i) the shares of Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions, and (ii) the Trustee shall vote any unallocated Stock and allocated Stock for which it has received no voting instructions in the same proportions as it votes the allocated Stock for which it has received instructions from Participants; provided, however, that if an exempt loan, as defined in Section 4975(d)(3) of the Code, is outstanding and the Plan is in default on such exempt loan, as default is defined in the loan documents, then to the extent that such loan documents permit the lender to exercise voting rights with respect to the unallocated Stock, the loan documents will prevail. In the event no shares of Stock have been allocated to Participants’ Accounts at the time Stock is to be voted and any exempt loan which may be outstanding is not in default, each Participant shall be deemed to have one share of Stock allocated to his Account for the sole purpose of providing the Trustee with voting instructions.

Notwithstanding any other provision of the Plan to the contrary, all unallocated shares of Stock must be voted by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries. Whenever such voting rights are to be exercised, the Sponsor shall provide the Trustee, in a timely manner, with the same notices and other materials as are provided to other holders of the Stock, which the Trustee shall distribute to the Participants. The Participants shall be provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Stock allocated to their Accounts. The instructions of the Participants’ with respect to the voting of allocated shares hereunder shall be confidential.

In the event of a tender offer, Stock shall be tendered by the Trustee in the same manner as set forth above with respect to the voting of Stock. Notwithstanding any other provision of the Plan to the contrary, Stock must be tendered by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries.

8.3	Right of First Refusal

At any time that shares of Stock are not publicly traded, Stock distributed by the Trustee may, as determined by the Sponsor, be subject to a “right of first refusal.” Such a “right” shall provide that prior to any subsequent transfer, the Stock must first be offered by written offer to the Trust, and then, if refused by the Trust, to the Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust. In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trustee and the Company shall be at the greater of fair market value or at the price offered to be paid by the prospective bona fide purchaser; provided, however, that the Trust shall not purchase any Stock when the purchase price of such Stock is in excess of fair market value. The Trust or Company, as the case may be, may accept the offer at any time during a period not exceeding 14 days after receipt of such offer.

8.4	“Put” Option

A Participant or a Beneficiary, or a donee or heir of a Participant or Beneficiary, shall be granted at the time that shares of Stock are distributed to him an option to “put” the Stock to the Company; provided, however, that the Trust shall have the option to assume the rights and obligations of the Company at the time the “put” option is exercised. A “put” option shall provide that, for a period of up to 15 months (excluding any period during which the Company is prohibited from honoring the “put” option by applicable federal or state law) after such Stock is distributed by the Trustee to a Participant or Beneficiary, the Participant or Beneficiary, or his donee or heir, shall have the right to have the Company purchase such Stock at fair market value, provided that the “put” option may in any event be exercised during a period of at least 60 days following the date of distribution of such Stock and, if it is not exercised within such 60 day period, it may be exercised during an additional period of at least 60 days in the following Plan Year, as provided in regulations under the Code. For purposes of this Section, fair market value shall be based on the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date of exercise. Such “put” option shall be exercised by notifying the Company in writing. If the “put” is exercised, the Company, or the Plan if the Plan so elects, shall repurchase the Stock as follows:

(a)	If the distribution of Stock constitutes a total distribution within one taxable year of the recipient of the entire balance to the credit of the Participant, payment of the fair market value of the Stock repurchased shall be made in substantially equal periodic payments (not less frequently than annually) over a period not exceeding five years. The first installment shall be paid not later than 30 days after exercise of the “put” option.

(b)	If the distribution of Stock does not constitute a total distribution described in paragraph (a) of this Section, the fair market value of the Stock repurchased shall be made no later than 30 days after exercise of the “put” option.

The terms of payment for the purchase of such Stock must be reasonable. In the case of deferral of payment, adequate security and a reasonable rate of interest must be provided for any credit extended, and cumulative payments as of any given date shall be no less than the aggregate of reasonable periodic payments as of such date.

Notwithstanding the foregoing, the “put” right shall not apply to the extent that the Stock, at the time the “put” option would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations. Similarly, the “put” option shall not apply with respect to the portion of a Participant’s Account which the Employee elects to have diversified under Code Section 401(a)(28)(B). Notwithstanding anything herein to the contrary, in the case of a plan established by a bank (as defined in Code Section 581), the “put” option shall not apply if prohibited by a federal or state law and Participants are entitled to elect their benefits be distributed in cash.

Nothing contained herein shall be deemed to obligate any Employer to register any Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Stock. The “put” option described herein may only be exercised by a person described in this Section, and may not be transferred with any Stock to any other person.

8.5	Other Options

Except as otherwise provided in this Article, no person may be required to sell Stock to the Company, nor may the Trust enter into an agreement which obligates the Trust to purchase Stock upon the death of a shareholder.

8.6	Nonterminable Protections and Rights

Except as provided in Sections 8.3 and 8.4 or as otherwise required by applicable law, no Stock acquired through a Stock Obligation may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not such loan has been repaid or the Plan ceases to be an employee stock ownership plan. Moreover, if the

Trustee holds or distributes any Stock acquired through a Stock Obligation, which Stock is not publicly traded without restriction when distributed or which ceases to be so traded within 15 months after distribution, and either such loan is repaid or the Plan ceases to be an employee stock ownership plan, the “put” option described in Section 8.4 shall be nonterminable with respect to such Stock; provided, however, that in the case of such Stock ceasing to be publicly traded without restriction within 15 months after distribution, the Company shall notify each distributee described in Section 8.4 who is then holding any such Stock in writing on or before the tenth day after the date the Stock ceases to be so traded that for the remainder of such 15-month period such Stock is subject to a “put” option and the terms thereof, all as set forth in Section 8.4; and provided, further, that the number of days between such tenth day and the date on which notice is actually given, if later than on the tenth day, shall be added to the duration of the “put” option.

8.7	Special Distribution and Payment Requirements

Notwithstanding any other provision of this Plan, other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $5,000, a Participant may elect to have the portion of his Account consisting of Stock distributed as follows:

(a)	If the Participant separates from service by reason of the attainment of his Normal Retirement Age, death, or disability, the distribution of such portion of the Participant’s Account will begin not later than one year after the close of the Plan Year in which such event occurs, unless the Participant otherwise elects under provisions of the Plan other than this Section.

(b)	If the Participant separates from service for a reason other than those described in paragraph (a) of this Section, and is not reemployed by an Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant’s Account will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service, unless the Participant otherwise elects under provisions of the Plan other than this Section.

(c)	If the Participant separates from service for a reason other than those described in paragraph (a) of this Section, and is reemployed by an Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with provisions of the Plan other than this Section.

For purposes of this Section, Stock shall not include any Stock acquired with the proceeds of a loan to the Trustee under Section 7.2 made or guaranteed by a disqualified person until the close of the Plan Year in which such loan is repaid in full. Distributions required under this Section shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of the Plan other than this Section. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

ARTICLE IX

CREDITING AND VALUING ACCOUNTS

9.1	Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 9.2, as shall be determined by the Administrator.

9.2	Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 9.3 as Plan valuation procedures, as determined by the Administrator.

9.3	Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share.

9.4	Independent Appraisals

Notwithstanding anything to the contrary contained in this Plan, all valuations of Stock or other Employer securities described in Section 4975(e)(8) of the Code or in Treasury Reg.§54.4975-12 which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code.

9.5	Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.

9.6	Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

ARTICLE X

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

10.1	Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

10.2	Separate Accounting for Non-Vested Amounts

If as of a Participant’s Settlement Date the Participant’s vested interest in his Account is less than 100 percent, that portion of his Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan, his vested interest in such Account shall be an amount (“X”) determined by the following formula:

X = P(AB+D) - D

For purposes of the formula:

P	=	The Participant’s vested interest in such Account on the date distribution is to be made.

AB	=	The balance of such Account as of the Valuation Date immediately preceding the date distribution is to be made.

D	=	The amount of all prior distributions from such Account.

10.3	Disposition of Non-Vested Amounts

That portion of a Participant’s Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)	If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date resulting in the deemed distribution to the Participant of his entire vested interest in his Account, his Account shall be closed as of his Settlement Date.

(b)	If the Participant has a vested interest in his Account and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, in the Participant’s Account shall be closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant’s Settlement Date. A distribution is deemed to be made because of a Participant’s Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date.

(c)	If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant’s Account shall continue to be held in such Account and shall not be forfeited until the date the Participant incurs five consecutive Breaks in Service.

10.4	Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant’s Account is forfeited during a Plan Year in accordance with the provisions of Section 10.3, such forfeiture shall be applied against Plan expenses for such Plan Year or used to recredit any Accounts pursuant to Section 10.5, as directed by the Sponsor. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year exceed the amount which can be applied for these purposes, the excess amount of such forfeitures shall be allocated among Eligible Employees in the manner described in Section 4.3.

10.5	Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Account in accordance with the provisions of paragraph (a) or (b) of Section 10.3 and who is reemployed by an Employer or a Related Company shall have such forfeited amount recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)	he returns to employment with an Employer or a Related Company before he incurs five consecutive Breaks in Service commencing after the date he is deemed to have received distribution of his vested interest in his Account;

(b)	he resumes employment covered under the Plan before the earlier of (i) the end of the five-year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account; and

(c)	if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the earlier of (i) the end of the five year period beginning on the date he is reemployed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received distribution of his vested interest in his Account.

Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants’ Accounts as provided in Article IX, with each Trust Fund (other than the Suspense Fund) being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XI

DISTRIBUTIONS

11.1	Distributions to Participants

A Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XII beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

11.2	Distributions to Beneficiaries

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XII beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant’s entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant’s death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a)	If the Beneficiary is not the Participant’s spouse, the end of the first calendar year beginning after the Participant’s death; or

(b)	If the Beneficiary is the Participant’s spouse, the later of (i) the end of the first calendar year beginning after the Participant’s death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

If distribution is to be made to a Participant’s spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

11.3	Participant Consent

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Account shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XII, as soon as reasonably practicable following his Settlement Date; provided, however, that distribution shall not be made to a Participant who has a vested interest in his Account prior to his Normal Retirement Date without the Participant’s written consent. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

11.4	Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Account shall commence to the Participant no later than the earlier of:

(a)	unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant’s Normal Retirement Date occurs, (ii) the tenth anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XII and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements, as further set forth in an Addendum hereto.

11.5	Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company prior to properly submitting an application for distribution of his vested Account balance in accordance with Plan procedures, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and any amounts credited to his Account with respect to employment after his prior Settlement Date shall be accounted for separately.

11.6	Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

11.7	Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition,

including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

11.8	Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

11.9	Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XII

FORM OF PAYMENT

12.1	Form of Payment

Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum payment in the form of shares of Stock, with any fractional portion of a Share paid in cash.

12.2	Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

Notwithstanding the foregoing, a “qualified distributee” may not elect a direct rollover with respect to an “eligible rollover distribution” if the total value of such distribution is less than $200. For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a) that accepts rollovers. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee’s” designated beneficiary, or for a specified period of ten years or more.

(iii)	any distribution made on account of hardship.

(c)	A “qualified distributee” means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

12.3	Notice Regarding Forms of Payment

Within the 60 day period ending 30 days before a Participant’s Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant’s Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

ARTICLE XIII

BENEFICIARIES

13.1	Designation of Beneficiary

An unmarried Participant’s Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant’s Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse’s written consent. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant is not married on his Benefit Payment Date.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

13.2	Spousal Consent Requirements

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken, must specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and must be witnessed by a Plan representative or a notary public. A Participant’s spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be valid only with respect to the spouse who signs the consent.

ARTICLE XIV

ADMINISTRATION

14.1	Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

14.2	Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 14.1) shall have absolute discretionary authority.

14.3	Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

14.4	Claims Review Procedure

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant’s claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor’s decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.

Notwithstanding the foregoing, special procedures apply for processing claims and reviewing prior claim determinations if a Claimant’s claim for benefits is contingent upon a determination as to whether a Participant is Disabled under the Plan.

14.5	Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

14.6	Indemnification

In addition to whatever rights of indemnification the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 14.1, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

14.7	Actions Binding

Subject to the provisions of Section 14.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XV

AMENDMENT AND TERMINATION

15.1	Amendment

Subject to the provisions of Section 15.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

15.2	Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

15.3	Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article IX, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article IX. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XI as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XI, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

15.4	Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer.

15.5	Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 15.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 15.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

15.6	Termination Upon Change in Control

Upon a Change in Control described in Section 4.10 the Plan shall be terminated and the Administrator shall direct the Trustee to sell a sufficient amount of Stock from the Suspense Fund to repay any outstanding Stock Obligation in full. The proceeds of such sale shall be used to repay such Stock Obligation. After repayment of the Stock Obligation, all remaining shares in the Suspense Fund (or the proceeds thereof, if applicable) shall be deemed to be earnings and shall be allocated in accordance with the requirements of Article IX.

ARTICLE XVI

ADOPTION BY OTHER ENTITIES

16.1	Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

16.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

17.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

17.2	Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

17.3	No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

17.4	Expenses

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust as a general charge thereon, unless the Sponsor elects to make payment. Notwithstanding the foregoing, the Sponsor may direct that administrative expenses be paid by the Trust on a per capita basis, that administrative expenses that are allocable to the Account of a specific Participant shall be paid from that Account, and/or that the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be paid by the Trustee from such Investment Fund.

17.5	Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

17.6	Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

17.7	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

17.8	Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article IV or XVIII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article IV or XVIII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

17.9	Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 17.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

17.10	Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

17.11	Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

17.12	Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

17.13	Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

17.14	Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

17.15	Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

17.16	Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

17.17	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

17.18	Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

17.19	Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

ARTICLE XVIII

TOP HEAVY PROVISIONS

18.1	Definitions

For purposes of this Article, the following terms shall have the following meanings:

The “compensation” of an employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the “compensation” of a Participant taken into account under the Plan for any Plan Year exceed $200,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the “compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual “compensation” limitation described above shall be adjusted with respect to that Participant by multiplying the annual “compensation” limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is “required” for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on “compensation” for a period of at least 12 months.

The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of an Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

A “non-key employee” means any Employee who is not a “key employee”.

A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a “key employee” participates and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant “determination date”.

A “top heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A “top heavy plan” with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the “determination date”, (ii), in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five-year period ending on the “determination date”, and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top-heavy group”. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the one-year period ending on the “determination date” shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under 416(g)(2)(A)(I) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” A Participant’s interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.

The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.

18.2	Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined. If the Plan is determined to be a “top-heavy plan” and upon a subsequent “determination date” is determined no longer to be a “top-heavy plan”, the vesting provisions of Article IV shall again become applicable as of such subsequent “determination date”; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article IV, to continue to have his vested interest in his Account determined in accordance with the vesting schedule specified in Section 18.4.

18.3	Minimum Employer Contribution

If the Plan is determined to be a “top-heavy plan” for a Plan Year, the Employer Contributions allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his “compensation” or (ii) the largest percentage of “compensation” that is allocated as an Employer Contribution for such Plan Year to the Account of any “key employee”; except that, in the event the Plan is part of a “required aggregation group”, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such “non-key employee” shall be three percent of the “compensation” of such “non-key employee”. Any minimum allocation to a “non-key employee” required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of “compensation”, or whether he declined to make elective or mandatory contributions.

Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

In lieu of the minimum top-heavy allocation otherwise required under this Section, each “non-key employee” who is an Eligible Employee and is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under a top heavy defined benefit plan or another top-heavy defined contribution plan or plans maintained by an Employer or a Related Company will receive the top-heavy benefits provided under the defined benefit plan or the minimum top-heavy allocation provided under such other defined contribution plan or plans, as applicable.

Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered “annual additions” under Article V for the “limitation year” for which they are made and shall be separately accounted for.

18.4	Accelerated Vesting

If the Plan is determined to be a “top-heavy plan”, a Participant’s vested interest in his Account shall be determined no less rapidly than in accordance with the following vesting schedule:

Years of Vesting Service	Vested Interest
Less than 3	0%
3 or more	100%

*        *        *

EXECUTED AT Cleveland, Ohio, this 29th day of September, 2006.

THIRD FEDERAL SAVINGS AND LOAN ASSOCIATION OF CLEVELAND

By:	/s/ Marianne Piterans
Title: Director, Human Resources

ADDENDUM INCORPORATING

REQUIRED MINIMUM DISTRIBUTION

COMPLIANCE

TO

THIRD FEDERAL ASSOCIATE STOCK OWNERSHIP PLAN (THE “PLAN”)

This Addendum to the Plan is adopted to comply with final and temporary regulations issued under Code Section 401(a)(9).

SECTION I

DEFINITIONS

1.1	Definitions

For purposes of this Addendum the following terms have the following meanings. Except as otherwise specifically provided herein, any term defined in Section 1.1 of the Plan has the meaning given such term in such Section.

A Participant’s “designated beneficiary” means the individual who is designated as the Participant’s Beneficiary under Article XIII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

A “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 3.2 of this Addendum. The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other “distribution calendar years”, including the required minimum distribution for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that “distribution calendar year”.

A Participant’s or Beneficiary’s “life expectancy” means his life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

A “Participant’s account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the “valuation calendar year” after the Valuation Date and decreased by distributions made in the “valuation calendar year” after the Valuation Date. The Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year”.

SECTION II

GENERAL RULES

2.1	Effective Date

The provisions of this Addendum will apply for purposes of determining required minimum distributions for calendar years beginning with the 2006 calendar year.

2.2	Precedence

The requirements of this Addendum will take precedence over any inconsistent provisions of the Plan.

2.3	Requirements of Treasury Regulations Incorporated

All distributions required under the Plan and this Addendum will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

SECTION III

TIME AND MANNER OF DISTRIBUTION

3.1	Required Beginning Date

A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

3.2	Death of Participant Before Distributions Begin

If a Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, then, except as elected by the Sponsor in Section VI of this Addendum, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, then, except as elected by the Sponsor in Section VI of this Addendum, distributions to the “designated beneficiary” will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 3.2, other than section 3.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 3.2 and Section V, unless Section 3.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 3.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 3.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 3.2(a)), the date distributions are considered to begin is the date distributions actually commence.

3.3	Forms of Distribution

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first “distribution calendar year”, distributions will be made in accordance with Sections IV and V of this Addendum. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

SECTION IV

REQUIRED MINIMUM DISTRIBUTIONS

DURING PARTICIPANT’S LIFETIME

4.1	Amount of Required Minimum Distribution For Each Distribution Calendar Year

During the Participant’s lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:

(a)	the quotient obtained by dividing the “Participant’s account balance” by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”; or

(b)	if the Participant’s sole “designated beneficiary” for the “distribution calendar year” is the Participant’s spouse, the quotient obtained by dividing the “Participant’s account balance” by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the “distribution calendar year”.

4.2	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death

Required minimum distributions will be determined under this Section IV beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant’s date of death.

SECTION V

REQUIRED MINIMUM DISTRIBUTIONS

AFTER PARTICIPANT’S DEATH

5.1	Death On or After Date Distributions Begin

If a Participant dies on or after the date distributions begin, the following rules shall apply.

(a)	If there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as follows:

(1)	The Participant’s remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, the remaining “life expectancy” of the surviving spouse is calculated for each “distribution calendar year” after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For “distribution calendar years” after the year of the surviving spouse’s death, the remaining “life expectancy” of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, the “designated beneficiary’s” remaining “life expectancy” is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	If there is no “designated beneficiary” as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the Participant’s remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

5.2	Death Before Date Distributions Begin

If the Participant dies before the date distributions begin, the following rules shall apply.

(a)	Except as elected by the Sponsor in Section VI, if there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as provided in Section 5.1 of this Addendum.

(b)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 3.2(a) of this Amendment, this Section 5.2 will apply as if the surviving spouse were the Participant.

SECTION VI

SPECIAL RULES

☐	Select and complete the following Amendment Section 6.3 only if the Plan uses the 5-year rule for distributions to beneficiaries instead of the life expectancy rule.

6.1	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries

If a Participant dies before distributions begin and there is a “designated beneficiary”, distribution to the “designated beneficiary” is not required to begin by the date specified in Section 3.2 of the Addendum, but the Participant’s entire interest will be distributed to the “designated beneficiary” by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, the 5-year rule will apply as if the surviving spouse were the Participant.

☐	This election applies to all distributions.

or

☐	This election will apply only to the following distributions:

_______________________________________________________________________

☐	Select the following Amendment Section 6.4 only if the Plan permits a Participant or his Beneficiary to elect the 5-year rule for distributions to Beneficiaries instead of the life expectancy rule.

6.2	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule

Participants or Beneficiaries may elect on an individual basis whether the 5-year rule (as described in Section 6.1 above) or the “life expectancy” rule in Sections 3.2 and 5.2 of this Addendum applies to distributions after the death of a Participant who has a “designated beneficiary”. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 3.2 of this Addendum, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this Section, distributions will be made in accordance with Sections 3.2 and 5.2 of this Addendum and, if applicable, the provisions in Section 6.1 above.